UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2014

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court Suwanee, GA		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 726-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 29, 2014, Digirad Corporation (“Digirad”) issued a press release announcing that it delivered a letter to PDI, Inc. (Nasdaq: PDII), a healthcare commercialization services company (“PDI”), expressing its willingness to acquire PDI, through an appropriate acquisition entity by merger or otherwise, for a premium to PDI’s current market price, to be determined after due diligence and discussions with PDI.  Digirad anticipates the consideration would be comprised of cash and stock of Digirad at a ratio to be determined at a later date.  A copy of the press release, including the text of the letter that was delivered to PDI, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Digirad Corporation, dated October 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:  October 29, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Digirad Corporation, dated October 29, 2014.